As filed with the Securities and Exchange Commission on April 3, 2006
Registration No. 333-_________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-0812139 (I.R.S Employer Identification No.)

200 East Basse Road San Antonio, TX	78209
(Address of Principal Executive Offices)	(Zip Code)
Clear Channel Communications, Inc. 401(k) Savings Plan
(Full title of the plan)
Mark P. Mays
Chief Executive Officer
Clear Channel Outdoor Holdings, Inc.
200 East Basse Road
San Antonio, TX 78209
(210) 832-3700
Copies to:
Daryl L. Lansdale, Jr.
Fulbright & Jaworski L.L.P.
300 Convent Street, Suite 2200
San Antonio, TX 78205
(210) 224-5575
(Name, address, and telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed maximum
Title of securities to be	Amount to be	offering price	Proposed maximum	Amount of
registered (1)	registered (2)	per share (3)	aggregate offering price (3)	registration fee (3)
Class A common stock, $.01 par value per share	300,000 shares	$23.17	$6,951,000	$743.76

     (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Clear Channel Communications, Inc. 401(k) Savings Plan (the “Plan”) described herein. This Registration Statement also covers the related interests in the trust created pursuant to the Plan.
     (2) Estimated maximum aggregate number of shares of Clear Channel Outdoor Holdings, Inc. Class A common stock purchasable with employee and employer contributions under the Plan. Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover an additional indeterminate number of shares as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.
     (3) Estimated solely for the purpose of calculating the registration fee and are based on the average of high and low prices of the Class A common stock on the New York Stock Exchange on March 30, 2006, in accordance with Rule 457(h) and Rule 457(c) under the Securities Act.

EXPLANATORY NOTE
     This registration statement relates to shares of Class A common stock, par value $0.01 per share, of Clear Channel Outdoor Holdings, Inc. (the “Company” or the “Registrant”) that may be offered or sold to employees of Clear Channel Communications, Inc. and its subsidiaries under the Clear Channel Communications, Inc. 401(k) Savings Plan (the “Plan”) through allocations to a participant’s 401(k) account. Since the shares of common stock registered hereby will be purchased through open-market or privately negotiated transactions, such transactions do not involve the original issuance by the Company of any shares of common stock or result in a change in the number of issued and outstanding shares of common stock of the Company.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
     The documents containing the information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 are omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. Incorporation of Documents by Reference.
          The following documents filed with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:
(i)	Our annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2006;

(ii)	The Plan’s annual report on Form 11-K for the year ended December 31, 2004;

(iii)	Our current report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2006; and

(iv)	The description of our Class A common stock contained in Item 1 of our Registration Statement on Form 8-A filed November 2, 2005 and in our prospectus dated November 10, 2005, forming a part of our Registration Statement on Form S-1 (Registration No. 333-127375) filed with the Securities and Exchange Commission pursuant to Rule 424(b) on November 14, 2005, including any subsequent amendment or any report filed for the purpose of updating such description.
          In addition to the foregoing, all documents subsequently filed by the Company or the Plan with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. Description of Securities.
          Not applicable.
ITEM 5. Interest of Named Experts and Counsel.
          Not applicable.
ITEM 6. Indemnification of Directors and Officers.
     Section 145 of the General Corporation Law of the State of Delaware provides as follows:
     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     As permitted by the Delaware General Corporation Law, we have included in our amended and restated certificate of incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our amended and restated certificate of incorporation and bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

ITEM 7. Exemption from Registration Claimed.
     Not Applicable.
ITEM 8. Exhibits.

Exhibit
Number	Description
4.1	Certificate of Incorporation of Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Form S-1/A (Reg. No. 333-127375) filed by Clear Channel Outdoor Holdings, Inc. on October 14, 2005).

4.2	Amended and Restated Bylaws of Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Form S-1/A (Reg. No. 333-127375) filed by Clear Channel Outdoor Holdings, Inc. on October 14, 2005).

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of The Hanke Group, P.C.

24.1*	Power of Attorney (included with signature page of this Registration Statement).

*	Filed herewith
An opinion of counsel as to the valid issuance of the shares of Class A common stock being registered under this Registration Statement is not required because such securities will not be original issuance securities.
In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.
ITEM 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
     That in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on April 3, 2006.

Clear Channel Outdoor Holdings, Inc.
By:	/s/ Randall T. Mays
Randall T. Mays
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MARK P. MAYS and RANDALL T. MAYS, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Mark P. Mays Mark P. Mays	Chief Executive Officer and Director (principal executive officer)	April 3, 2006

/s/ Randall T. Mays Randall T. Mays	Chief Financial Officer and Director (principal financial and accounting officer)	April 3, 2006

/s/ L. Lowry Mays L. Lowry Mays	Chairman of the Board and Director	April 3, 2006

/s/ William D. Parker William D. Parker	Director	April 3, 2006

/s/ James M. Raines James M. Raines	Director	April 3, 2006

/s/ Marsha McCombs Shields Marsha McCombs Shields	Director	April 3, 2006

/s/ Dale W. Tremblay Dale W. Tremblay	Director	April 3, 2006
     Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) of the Clear Channel Communications, Inc. 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas on April 3, 2006.

CLEAR CHANNEL COMMUNICATIONS, INC. 401(K) SAVINGS PLAN

By	/s/ Randall T. Mays Randall T. Mays
Executive Vice President/Chief Financial Officer
Clear Channel Communications, Inc.

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Certificate of Incorporation of Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Form S-1/A (Reg. No. 333-127375) filed by Clear Channel Outdoor Holdings, Inc. on October 14, 2005).

4.2	Amended and Restated Bylaws of Clear Channel Outdoor Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Form S-1/A (Reg. No. 333-127375) filed by Clear Channel Outdoor Holdings, Inc. on October 14, 2005).

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of The Hanke Group, P.C.

24.1*	Power of Attorney (included with signature page of this Registration Statement).

*	Filed herewith